OPF16631

OLD POINT FINANCIAL CORPORATION

Hampton, Virginia

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 680194 10 7

THIS IS TO CERTIFY THAT

***** SPECIMEN *****

is the registered holder of

FULLY PAID AND NON-ASSESSABLE SHARES, PAR VALUE OF $5.00 PER SHARE, OF THE COMMON CAPITAL STOCK OF

OLD POINT FINANCIAL CORPORATION

CERTIFICATE OF STOCK

transferable only on the books of the Corporation by the holder hereof in person or by a duly authorized attorney-in-fact upon surrender of this Certificate properly endorsed. This Certificate is issued by the Corporation and accepted by the holder subject to all the terms and conditions pertaining to the common capital stock of the Corporation contained in its Certificate of Incorporation, and all amendments thereto, and in the By-Laws of the Corporation, and all amendments thereto, copies of which are on file in the office of the Corporation, and to which reference is hereby made. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated

SECRETARY

INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF VIRGINIA
OLD POINT FINANCIAL CORPORATION
SEAL
VIRGINIA

CHAIRMAN OF THE BOARD AND PRESIDENT

COUNTERSIGNED AND REGISTERED:
EQUISERVE TRUST COMPANY, N.A.
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

OLD POINT FINANCIAL CORPORATION

HAMPTON, VIRGINIA

NOTICE

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Such request shall be in writing and may be made to the Corporation or the Transfer Agent.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—as tenants in common

TEN ENT—as tenants by the entireties

JT TEN —as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT—............ Custodian............
(Cust) (Minor)
under Uniform Gifts to Minors
Act............
(State)

Additional abbreviations may also be used though not in the above list.

For value received, ________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

____

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

____

____

____________________________________ *shares*

of the Common Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

____________________________________ *Attorney*

to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ________________

Signature(s) Guaranteed:

____

Signature(s)

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, AS DEFINED IN RULE 17Ad-15 UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.

NOTICE: THE SIGNATURE(S) ON THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.